Exhibit 21.1
FORESTAR GROUP INC.
SUBSIDIARIES

Legal Entity	Jurisdiction	% Ownership
Forestar (USA) Real Estate Group Inc.	Delaware	100%
242, LLC	Texas	50%
4S/RPG Land Company LP	Texas	55%
Arrowhead Ranch Utility Company LLC	Texas	100%
Bandera/Lantana, LP	Texas	55%
Bandera/Lantana II, LP	Texas	55%
Bellaire/Lantana, LP	Texas	55%
Bellaire/Lantana II LP	Texas	55%
Blackberry Island, LP	Texas	73%
Brazos/Lantana, LP	Texas	55%
Carlisle/Lantana III LP	Texas	55%
Chandler Road Properties, LP	Texas	100%
CL Ashton Woods, LP	Texas	80%
CL Realty, LLC	Delaware	1%
CL Chatham, LLC	Georgia	25%
CL/RPG Land Company, LP	Texas	55%
CL Texas I GP, L.L.C.	Georgia	100%
CL Waterford, LLC	Texas	100%
CL Westpark, LLC	Georgia	100%
CREA FMF Nashville LLC	Delaware	100%
Dalmac-Shelton Fannin Farms, Ltd.	Texas	49%
Dewberry Island LP	Texas	74%
Double Horn Water Supply Corporation, Inc.	Texas	100%
FirstLand Investment Corporation	Texas	100%
FMF Cedar Hill LLC	Delaware	100%
FMF Construction LLC	Delaware	100%
FMF Development LLC	Delaware	100%
FMF Littleton LLC	Delaware	100%
FMF Morehead LLC	Delaware	100%
FMF Peakview Manager LLC	Delaware	99%
FMF Peakview LLC	Delaware	20%
FMF Robertson Hill LLC	Delaware	100%
FMF Robertson Hill GP LLC	Delaware	100%
Forestar Capital Inc.	Delaware	100%
Forestar Hotel Holding Company Inc.	Nevada	100%
Capitol of Texas Insurance Group Inc.	Delaware	100%
Top of Westgate Corporation	Texas	100%
CCA Hospitality, Inc.	Texas	100%
Forestar Minerals GP LLC	Delaware	100%
Forestar Minerals Holdings LLC	Delaware	100%
Forestar Multifamily Fund GP LLC	Delaware	100%
Forestar Multifamily Fund LP	Delaware	100%
Forestar Oil & Gas LLC	Delaware	100%
Forestar Petroleum Corporation	Delaware	100%
SECO Energy Corporation	Nevada	100%
United Oil Corporation	Oklahoma	100%
CREDO Exploration Progam Ltd 1979	Colorado	59%
Fortuna Energy LLC	Colorado	75%
McKinley Resources LLC	Colorado	100%
Forestar Real Estate Group Inc.	Delaware	100%
Forestar Realty Inc.	Delaware	100%
New Georgian, LLC	Georgia	75%
TEMCO Associates, LLC	Georgia	1%
Bentwater Links, LLC	Georgia	100%
P12025, LLC	Georgia	100%
Seven Hills Homes, LLC	Georgia	100%

Legal Entity	Jurisdiction	% Ownership
FORCO Real Estate Inc.	Delaware	100%
CL Realty, LLC	Delaware	49%
TEMCO Associates, LLC	Georgia	49%
Forestar/MWC WCF LLC	Delaware	90%
Gaillardia/Lantana, LP	Texas	55%
GBF/LIC 288, Ltd.	Texas	74%
Gulf Coast-Stonehill, LLC	Delaware	80%
Harbor Lakes Golf Club LLC	Delaware	100%
Harbor Lakes Club Management LLC	Texas	100%
HM Pfluger, Ltd.	Texas	49%
HM Stonewall Estates, Ltd.	Texas	49%
Ironstob, LLC	Georgia	58%
Isabel/Lantana, LP	Texas	55%
Johnstown Farms, LLC	Delaware	100%
Juniper/Lantana, LP	Texas	55%
Kendall/Lantana, LP	Texas	55%
LIC Ventures Inc.	Delaware	100%
Hickory Hill Development, LP	Texas	50%
Rayzor Ranch, LP	Texas	25%
LM Land Holdings, LP	Texas	37%
LM Development, LP	Texas	99%
Madison/Lantana, LP	Texas	55%
Madison/Lantana II, LP	Texas	55%
Madison/Lantana III, LP	Texas	55%
Magnolia/Lantana IV, LP	Texas	55%
Magnolia/Lantana V, LP	Texas	55%
Magnolia/Lantana VI, LP	Texas	55%
Olympia Joint Venture (general partnership)	Texas	99%
Palmetto/Lantana, LP	Texas	55%
Preserve at Mustang Island LLC, (The)	Delaware	85%
Sabine Real Estate Company	Delaware	100%
San Jacinto I LLC	Texas	100%
Stoney Creek Properties LLC	Delaware	100%
Summer Creek Development LLC	Texas	100%
SWR Holdings LLC	Delaware	100%
Sustainable Water Resources LLC	Texas	100%
Timber Creek Properties LLC	Delaware	88%